Exhibit 10.1

Agreement

This Agreement is entered into on January 29, 2016, but effective as of December 1, 2015, among Excel Corporation (“Excel”), Payprotec Oregon LLC (“Securus”) and SME Funding LLC (“SME”).

RECITALS

A.	On October 23, 2015, SME advanced $500,000 to Excel.

B.	Securus owns a residual portfolio derived from Debit Technologies Inc. (the “DTI Portfolio”) and Securus will pledge this portfolio to SME to secure the obligations of eVance under the eVance Note.

The parties hereto agree as follows:

1.	Excel hereby issues a promissory note to SME in the amount of $500,000 (the “Excel Note”) in the form attached as Exhibit A.

2.	Securus hereby grants SME a security interest in the DTI Portfolio as collateral for the Excel Note.

3.	In event of Default (as defined in the Excel Note), SME has the right to apply payments received from the DTI Portfolio to amounts owed under the Excel Note.

4.	Securus will not sell or otherwise encumber the DTI Portfolio without the prior written approval of SME.

5.	In event of event of any conflict between the Excel Note and this Agreement, the Excel Note shall control.

6.	SME hereby agrees that the issuance of the Excel Note to SME satisfies and discharge all obligations of Excel to SME related to the $500,000 advance.

7.	THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AS IF WHOLLY PERFORMED IN THE STATE OF TEXAS, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

8.	The parties hereby agree that any action brought to enforce any provision of this Agreement, the eVance Note, the Excel Note, the Excel Warrant or the transactions contemplated hereby and thereby shall be brought in federal or state court in Dallas County, Texas.

Excel Corporation

By:

Title:

Payprotec Oregon LLC

By:

Title:

SME Funding LLC

By:

Title: